Exhibit 7.5

Demetrius Berkower LLC
Wayne Plaza II, 155 Route 46
Wayne, NJ 07470-6831

March 21, 2013

Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

We have read iMedicor, Inc.’s statements included under Item 4.02(b) of its Form 8-K for March 21, 2013, and we agree with such statements concerning our Firm.

/s/ Demetrius Berkower LLC